Exhibit 1

Newmont Yandal Operations Limited

(formerly Normandy Yandal Operations Limited)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2002

Newmont Yandal Operations Limited

Statements of Financial Performance

for the Year Ended 30 June

		Consolidated
	Notes	2002 A$’000	2001 A$’000	2000 A$’000
Sales revenue	2	404,226	416,481	395,805
Cost of sales		(390,985)	(376,227)	(308,935)

Gross profit		13,241	40,254	86,870
Other revenue from ordinary activities	2	6,304	5,096	10,275
Exploration and evaluation expenses
— current year	3	(14,759)	(14,827)	(13,376)
— previously capitalised	4	(42,459)	—	(195,893)
Administration expenses		(5,652)	(9,095)	(11,319)
Borrowing costs		(31,369)	(30,778)	(33,313)
Write off of mining property to recoverable amount	4	(87,972)	(30,000)	(107,481)
Write off of prepaid mining costs to recoverable amount	4	(63,263)	—	—
Derivative losses	4	(222,838)	—	—
Other expenses from ordinary activities	4	(32,812)	(59,933)	(56,325)

Loss from ordinary activities before income tax expense		(481,579)	(99,283)	(320,562)
Income tax (expense)/benefit relating to ordinary activities	5	(6,539)	23,141	66,763
Net Loss		(488,118)	(76,142)	(253,799)

Net increase in asset revaluation reserve		—	—	1,010

Total revenue, expenses and valuation adjustments recognised directly in equity		—	—	1,010

Total changes in equity other than those resulting from transactions with owners as owners		(488,118)	(76,142)	(252,789)

(Loss) per share
— Basic (cents per share)	7	(158.0)	(24.6)	(82.1)
— Diluted (cents per share)	7	(158.0)	(24.6)	(82.1)

The above Statements of Financial Performance should be read in conjunction with the accompanying notes

Newmont Yandal Operations Limited

Statements of Financial Position

as at June 2002

		Consolidated
	Notes	2002 A$’000	2001 A$’000
Current assets
Cash		97,226	61,449
Bank Bills		—	35,616
Gold Bullion		9,252	7,607
Receivables	8	10,475	26,329
Inventories	9	28,683	28,117
Other	14	11,617	67,377

Total current assets		157,253	226,495

Non-current assets
Receivables	8	238	88
Tax assets	10	—	6,550
Other financial assets	11	538	470
Exploration and evaluation expenditure	12	—	42,459
Property, plant and equipment	13	289,230	449,530
Other	14	17,442	22,122

Total non-current assets		307,448	521,219

Total assets		464,701	747,714

Current liabilities
Payables	15	45,545	73,668
Provisions	16	13,920	39,957
Interest-bearing liabilities	17	513	1,587

Total current liabilities		59,978	115,212

Non-current liabilities
Payables	15	144	144
Provisions	16	48,115	34,070
Interest-bearing liabilities	17	533,139	509,683
Other	18	222,838	—

Total non-current liabilities		804,236	543,897

Total liabilities		864,214	659,109

Net (liabilities)/assets		(399,513)	88,605

Equity
Contributed equity	19	358,533	358,533
Accumulated losses	20	(758,046)	(269,928)

Total (deficit)/equity	21	(399,513)	88,605

The above Statements of Financial Position should be read in conjunction with the accompanying notes

Newmont Yandal Operations Limited

Statements of Cash Flows

for the Year Ended 30 June

		Consolidated
	Notes	2002 A$’000	2001 A$’000	2000 A$’000
Cash flows from operating activities
Receipts from sales		422,462	445,155	395,805
Payments to suppliers and employees		(338,612)	(284,700)	(245,964)
Interest received		4,612	2,149	2,944
Interest and other costs of finance paid		(30,546)	(28,079)	(33,313)

Net cash inflow from operating activities	27	57,916	134,525	119,472

Cash flows from investing activities
Payments for exploration and evaluation		(14,759)	(15,868)	(28,206)
Payments for property plant and equipment		(41,152)	(40,744)	(65,447)
Proceeds from sale of plant and equipment		1,040	976	1,337
Proceeds from sale of investments		249	1,611	—
Proceeds from sale of subsidiary		—	—	4,079
Deposits paid – security for bank guarantees		—	—	(1,969)
Deposits repaid – security for bank guarantees		—	15,910	—

Net cash (outflow) from investing activities		(54,622)	(38,115)	(90,206)

Cash flows from financing activities
Dividends paid		—	—	(9,269)
Advances to other entities		—	—	(507)
Repayment of borrowings		(1,488)	(1,244)	(51,925)

Net cash (outflow) from financing activities		(1,488)	(1,244)	(61,701)

Net increase/(decrease) in cash		1,806	95,166	(32,435)
Cash at the beginning of financial year		104,672	9,506	41,941

Cash at the end of financial year	27	106,478	104,672	9,506

The above Statements of Cash Flows should be read in conjunction with the accompanying notes

Newmont Yandal Operations Limited

Statements of Shareholders’ Equity

for the Year Ended 30 June

	Common Stock Shares (No ‘000)	Common Stock Amount A$’000	Asset Revaluation Reserve A$’000	Retained Earnings (Deficit) A$’000	Shareholders’ Equity A$’000
Balance 1 July 1999	308,961	358,533	—	68,272	426,805
Revaluation of non current assets			1,010		1,010
Amount transferred from reserves			(1,010)	1,010	—
Net loss				(253,799)	(253,799)
Dividends paid or payable				(9,269)	(9,269)

Balance 30 June 2000	308,961	358,533	—	(193,786)	164,747
Net loss				(76,142)	(76,142)
Balance 30 June 2001	308,961	358,533	—	(269,928)	88,605
Net loss				(488,118)	(488,118)
Balance 30 June 2002	308,961	358,533	—	(758,046)	(399,513)

The above Statements of Shareholders’ Equity should be read in conjunction with the accompanying notes

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES

The financial report is a general purpose financial report which has been prepared in accordance with the Corporations Act 2001, Australian Accounting Standards, other authoritative pronouncements of the Australian Accounting Standards Board and Urgent Issues Group Consensus Views.

The financial report has been prepared on the basis of the historical cost convention and except where stated, does not take into account changing money values or current valuations of non-current assets.

Unless otherwise stated the accounting policies adopted are consistent with those of the prior year.

This financial report has been prepared using Australian dollars

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the continuity of trading in the ordinary course of business. For the reasons described below, there is uncertainty whether the consolidated entity will continue as a going concern.

As at 30 June 2002 the consolidated entity :

•	incurred a net loss after income tax for the current year of $488.1 million;

•	has a deficiency in net assets of $399.5 million and a further $241.7 million in off-balance sheet obligations relating to hedge positions (details are provided in Note 28 “Financial Instruments”); and
•	has a highly leveraged capital structure and sub-investment grade credit ratings (Moody’s Investors Service “Ba2” and Standard & Poor’s “B-”), which may limit the ability to raise funds at reasonable cost and terms in the future.

The above factors may indicate that the consolidated entity is not a going concern. The directors have reviewed the consolidated entity strategies and plans in response to this and identified the following mitigating factors:

•	cashflow forecasts based on the most recent expectations of the consolidated entity’s operations indicate positive cash balances for at least the next twelve months;

•	a number of good conceptual exploration targets have been identified around existing processing facilities, which together with other targets are expected to assist in meeting the consolidated entity’s financial obligations;

•	there maybe opportunities to seek to restructure existing financing or seek additional financing in future years; and

•	limited additional funding has been committed by the consolidated entity’s ultimate parent entity, Newmont Mining Corporation, specifically.

On 3 April 2003, Newmont Mining Corporation agreed to advance up to US$10 million to enable the consolidated entity to pay certain ordinary course debts incurred on and after that date. Newmont Mining Corporation’s obligation to advance funds is subject to several conditions. No advance may be applied to meet any obligations or liabilities of the consolidated entity to counter-parties to hedging contracts entered into by the consolidated entity or to holders of the Notes issued by the consolidated entity or to any other persons whose debts or obligations were created prior to 3 April 2003. Newmont Mining Corporation agreed that any advances made by it to the consolidated entity would not be repayable by the consolidated entity until 18 months from the date of the advance (the “repayment date”), unless the repayment date is extended prior to the repayment date by written agreement.

Newmont Mining Corporation can terminate unilaterally the agreement on 30-days advance notice. As of the date of this report, no advance has been requested by the consolidated entity or made by Newmont Mining Corporation.

For the reasons set out above, the directors believe that preparing the financial statements on a going concern basis is appropriate, the consolidated entity will be able to meet its debts as and when they fall due in the period to 3 April 2004.

If the consolidating entity is unable to continue as a going concern, it may be required to realise its assets and extinguish its liabilities other than in the normal course of business and at the amounts different to that stated in the financial statements.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES (CONT’D)

The financial statements do not include any adjustment as to the recoverability and classification of recorded asset amounts or to the amounts of liabilities that might be necessary should the consolidated entity not continue as a going concern.

(a)	Principles of Consolidation

The consolidated financial statements incorporate the assets and liabilities of all entities controlled by Newmont Yandal Operations Limited (“company” or “parent entity”) as at year end and the results of all controlled entities for the year then ended. Newmont Yandal Operations Limited and its controlled entities together are referred to in this financial report as the “consolidated entity”. The effects of all transactions between entities in the consolidated entity are eliminated in full.

Where control of an entity is obtained during a financial year, its results are included in the consolidated statement of financial performance from the date on which control commences. Where control of an entity ceases during a financial year its results are included for that part of the year during which control existed.

(b)	Foreign Currencies

Transactions denominated in foreign currencies have been brought to account at the exchange rates ruling at the time of the transactions. At balance date, foreign currency receivables and payables are translated at exchange rates ruling at that date.

Exchange gains and losses and hedging costs arising on contracts entered into as hedges of specific revenue or expense transactions are deferred until the date of such transactions at which time they are included in the determination of such revenues or expenses.

When anticipated purchase or sale transactions have been hedged, actual purchases or sales which occur during the hedged period are accounted for as having been hedged until the amounts of those transactions are fully allocated against the hedged amounts.

Where a hedge transaction is terminated early and the anticipated transaction is still expected to occur as designated, the deferred gains and losses that arose on the hedge prior to its termination continue to be deferred and are included in the measurement of the purchase, sale or interest transaction when it occurs.

Where a hedge transaction is terminated early because the anticipated transaction is no longer expected to occur as designated, deferred gains and losses that arose on the hedge prior to its termination are included in the statement of financial performance for the period.

If a hedge transaction relating to a commitment for the purchase or sale of goods or services is redesignated as a hedge of another specific commitment and the original transaction is still expected to occur as designated, the gains and losses that arise on the hedge prior to its redesignation are deferred and included in the measurement of the original purchase or sale when it takes place. If the hedge transaction is redesignated as a hedge of another commitment because the original purchase or sale transaction is no longer expected to occur as designated, the gains and losses that arise on the hedge prior to its redesignation are recognised in the statement of financial performance at the date of the redesignation.

(c)	Revenue

Gold bullion is taken up as a sale in the period during which it is shipped from the mine, provided it is either sold or delivered to a gold refinery within the normal time span. Bullion delivered against forward sales contracts is accounted for at the contract rate.

Gold bullion held at year end is valued at the contract rates for those hedges it is expected to be delivered into.

(d)	Receivables

Collectibility of receivables is reviewed on an ongoing basis. Debts that are known to be uncollectible are written off. A provision for doubtful debts is raised when some doubt as to the collection exists.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES (CONT’D)

(e)	Derivatives

Derivative financial instruments are not recognised in the financial statements on inception. The costs associated with entering hedge transactions in respect of commodity sales, together with gains or losses to the date of sale, are deferred and included in the measurement of the final sale price. Additional information in respect of hedging is set out in Note 28 “Financial Instruments”.

Gains or costs arising upon entry into a hedging transaction intended to hedge the sale of goods, together with subsequent exchange gains or losses resulting from those transactions are deferred up to the date of sale and included in the measurement of the sale.

If a hedge transaction relating to a commitment for the sale of goods or services is redesignated as a hedge of another specific commitment and the original transaction is still expected to occur, the gains and losses that arise on the hedge prior to its redesignation are deferred and included in the measurement of the original sale when it takes place.

If the hedge transaction is redesignated as a hedge of another commitment because the original sale transaction is no longer expected to occur, the gains and losses that arise on the hedge prior to its redesignation are recognised in the statement of financial performance at the date of the redesignation.

Following the acquisition of the consolidated entity’s parent entity, Newmont Australia Limited (formerly Normandy Mining Limited) by Newmont Mining Corporation in February 2002, revised life of mine plans have been developed by management which revised the forecasts of the amount and timing of future production. As a result of adoption of the revised plans, certain derivative contracts held by the consolidated entity were considered excess to the requirement to hedge future production. Accordingly, unrealised losses on these contracts, amounting to $222.8 million have been recorded as an expense, in the statement of financial performance during the period and as a liability, in the statement of financial position, as deferred foreign exchange losses on derivative contracts (Note 18. “Other Liabilities”).

The amount received or paid under interest rate swaps is recognised as an adjustment to interest rate expense when the cash flow takes place.

(f)	Income tax

Tax effect accounting procedures are followed, whereby the income tax expense in the statement of financial performance is matched with the accounting profit after allowance for permanent differences. The future income tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation. The future income tax benefit relating to timing differences is not carried forward as an asset unless its realisation is assured beyond any reasonable doubt. Income tax on cumulative timing differences is set aside to deferred income tax or future income tax benefit accounts at the rates, which are expected to apply when those timing differences reverse.

(g)	Inventories

Inventories, apart from gold bullion, are valued at the lower of cost or net realisable value. Costs are assigned to inventories on hand by the method most appropriate to each class of inventory with the majority being valued on an average cost basis. Costs of production include fixed and variable direct costs and an appropriate portion of fixed overhead expenditure, depreciation and mine amortisation.

(h)	Other financial assets

The consolidated entity’s investment in listed shares and other corporations are carried at the lower of cost or recoverable amount. Dividend income is recognised on a receivable basis.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES (CONT’D)

(i)	Joint venture operations

The proportionate interests in the assets, liabilities and expenses of joint venture operations have been incorporated in the financial statements under the appropriate headings. Details of the joint ventures are set out in Note 33 “Interest in Joint Venture Operations”.

(j)	Exploration and evaluation expenditure

Exploration and evaluation expenditure incurred by the consolidated entity is accumulated for each area of interest and recorded as an asset, if either:

-	it is expected to be recouped through successful development of and production from the area, or by its sale; or

-	significant exploration or evaluation of the area is continuing.

The expenditure incurred in areas of interest located around existing milling facilities is provided for over the life of the milling facilities. Expenditure on all other areas of interest is expensed as the expenditure is incurred other than for exploration assets acquired, which are initially recorded at cost.

The recoverable amount of each area of interest is determined on a bi-annual basis and appropriate write downs are made so that the carrying amount does not exceed the recoverable amount. For areas of interest which are not considered to have any commercial value, or where exploration rights are no longer current, the capitalised amounts are expensed.

(k)	Depreciation and amortisation

Mine properties are amortised on a units of production basis once production has commenced. Property, plant and equipment specific to mine properties are depreciated over the lesser of the expected useful life on a straight line basis or the life of the mine on a units of production basis. The units of production method causes rates of depreciation and amortisation to vary according to the rate at which production has depleted the estimated future mineable reserves of the respective mines.

For open pit mines, estimated future mineable material reserves are comprised of proved and probable reserves of the mine site.

For underground mines, estimated future mineable reserves, for the current year, are based on the consolidated entity’s informal resource category denoted as Future Reserve Potential (“FRP”), whereas previously it was based on the consolidated entity’s informal resource category denoted as High Confidence Resource (“HCR”). Underground mining usually has well established reserve positions that are accompanied by less well defined mineralisation that is recognized to have a high probability of future conversion to reserve category. HCR is proved and probable reserve plus that proportion of the inferred resource that has a high probability of being converted to a reserve. FRP is HCR plus a proportion of the measured and indicated resources that can be converted to reserves when the appropriate feasibility study has been completed.

This change in estimate resulted in a reduction of depreciation and amortisation charges of $8.9 million for the year ended 30 June 2002.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES (CONT’D)

(l)	Prepaid mining costs

Costs incurred in developing drives in underground mines that result in economic benefits, are not expensed until the ore reserves are mined. These costs are amortised over tonnes of ore mined.

Prepaid mining costs are disclosed in Note 14 “Other Assets”.

Periodically, the consolidated entity reviews the recoverable value of prepaid mining costs as a part of the review of asset carrying values associated with each mine. The review is based on current factors surrounding the mine, including any changes in the expected life of the mine and the price of gold. If the recoverable amount of these assets, taken as a whole, has fallen below the carrying value, the assets are written down to the recoverable value.

(m)	Recoverable amount of non-current assets

The recoverable amount of an asset is the net amount expected to be received through cash inflows and outflows arising from its continued use and subsequent disposal.

Each reporting period, the recoverable amount of all non-current assets is assessed.

Where the carrying amount of a non-current asset is greater than its recoverable amount, the asset is revalued down to its recoverable amount. Where net cash inflows are derived from a group of assets working together, such as at a mining operation, recoverable amount is determined on the basis of the relevant group of assets. The decrement in the carrying amount is recognised as an expense in net profit and loss in the reporting period in which the recoverable amount write down occurs.

The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate. The effect of capital gains tax has not been taken into account.

The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using discount rates that range from 7.71% to 7.89% (2001: 6%)

(n)	Mine completion costs

Provision is made for estimated rehabilitation expenditure, decommissioning and closure costs using the incremental method on a units of production basis over the life of the mine from the time production commences. Future total mine completion costs are estimated annually on an undiscounted basis taking into account all current environmental and legal requirements and if material are adjusted in the period of change.

Rehabilitation costs recognised include regrading of waste dumps, revegetation and erosion and drainage control, in order to allow for relinquishment of mining titles with no ongoing maintenance costs. Rehabilitation costs associated with exploration and evaluation activities are treated as exploration and evaluation expenditure.

(o)	Employee entitlements

Provision is made for all known obligations in respect of employees. Annual leave, long service leave and vested sick leave are provided at the current rate of pay as per the relevant awards and employee contracts. Provisions for long service leave commence at the anniversary of three years of service, with further amounts being provided as the entitlement grows beyond three years. It is expected that the resultant provision for long service leave will approximate the present value of the estimated future cash outflows associated with long service leave.

Additional information in respect of employee entitlements is provided in Note 29 “Employee Entitlements”.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

1.	SUMMARY OF ACCOUNTING POLICIES (CONT’D)

(p)	Accounts payable

Trade payables and other accounts payable are recognised when the consolidated entity becomes obliged to make future payments resulting from the purchase of goods and services. The amounts are unsecured and are usually paid within 30 days of recognition.

(q)	Acquisition of assets

Assets acquired are recorded at the cost of acquisition, being the purchase consideration determined as at the date of acquisition plus costs incidental to the acquisition. In the event that settlement of all or part of the cash consideration given in the acquisition of an asset is deferred, or if the fair value of the purchase consideration given in the acquisition of an asset is deferred, the fair value of the purchase consideration is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

(r)	Borrowing costs

Borrowing costs are expensed as incurred except where they relate to the financing of projects under construction where they are capitalised up to the date of commissioning or sale. Capitalised borrowing costs are amortised from the commencement of commercial production.

(s)	Interest bearing liabilities

Debentures, bank loans and other loans are recorded at an amount equal to the net proceeds received. Interest expense is recognised on an accrual basis. Ancillary costs incurred in connection with the arrangement of borrowings are deferred and amortised on a straight-line basis over the period of borrowing.

(t)	Rounding amounts

The company is of the kind referred to in Class Order 98/0100 dated 10 July 1998 issued by the Australian Securities and Investment Commission. In accordance with that Class Order amounts in this report and the financial report have been rounded to the nearest thousand dollars, or in certain cases, to the nearest dollar.

(u)	Goods and Services Tax

Revenue, expenses and assets are recognised net of the amount of goods and services taxes (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

ii.	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the statement of cash flows on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
2. REVENUE
Revenue from operating activities
Sale of gold	404,226	416,481	395,805

Revenue from outside the operating activities
Interest revenue – other persons	5,015	2,509	2,756
Proceeds on sale of plant and equipment	1,040	976	3,440
Proceeds on sale of investments	249	1,611	—
Proceeds on sale of controlled entities	—	—	4,079

	6,304	5,096	10,275

	410,530	421,577	406,080

3. OPERATING LOSS
Loss from ordinary activities before income tax includes the following specific net gains and expenses
Sales of assets
Sales of assets in the ordinary course of business have given rise to the following profits/(losses):
Net (loss)/profit on sale of plant and equipment	(238)	794	(90)
Net (loss)/profit on sale of investments	(221)	281	—

	(459)	1,075	(90)

Expenses
Amortisation
— Mine properties	82,559	113,071	56,291
Depreciation
— Land and buildings	3,002	3,433	1,589
— Plant and equipment	26,641	20,054	21,159

Total depreciation & amortisation	112,202	136,558	79,039

Current year exploration and evaluation expenditure written off	14,759	14,827	13,376

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
3. OPERATING LOSS (cont’d)
Net movement in provisions for
— Employee entitlements	1,486	481	(999)
— Mine completion costs	2,656	22,477	24,561
— Doubtful debts	6,491	600	—
— Investments	—	1,109	(1,719)
	A$	A$	A$
Auditor’s remuneration
Audit Services
— Auditors of the company	177,500	98,583	205,171
— Other auditors	28,000	—	—
Other Services
— Auditors of the company	—	4,185	—
— Other auditors	458,180	—	—

4. INDIVIDUALLY SIGNIFICANT ITEMS
	A$’000	A$’000	A$’000
Included in operating loss are the following items:
Write off of mine properties to recoverable amount	87,972	30,000	107,481
Write off of prepaid mine costs to recoverable amount	63,263	—	—
Derivative losses	222,838	—	—
Write off of prepaid hedge fees*	8,942	—	—
Previously capitalised exploration interests written off	42,459	—	195,893
Increase in provision for mine site rehabilitation costs*	—	14,000	22,700
Foreign exchange losses*	23,870	45,933	24,653

	449,344	89,933	350,727

*	The increase in provision for mine site rehabilitation costs, write off of prepaid hedge fees and foreign exchange losses are disclosed in ‘other expenses from ordinary activities’ in the Statement of Financial Performance.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
5. INCOME TAX
The income tax expense/(benefit) for the financial year differs from the amount calculated on the loss. The differences are reconciled as follows:
Operating loss before income tax	(481,579)	(99,283)	(320,562)

Prima facie income tax benefit calculated at applicable tax rate on the loss from ordinary activities	(144,474)	(33,756)	(115,402)
Tax effect of permanent differences	—	534	72,031
Recognition of tax losses not previously brought to account	—	—	(24,948)
Under provision in prior year and impact of change in tax rate	—	10,081	1,491
Current timing and tax losses not carried forward as future income tax benefits	144,463	—	—
Write down of tax assets	6,550	—	—
Other	—	—	65

Income tax expense/(benefit)	6,539	(23,141)	(66,763)

Adjustment to deferred income tax balances

Legislation reducing the Australian company income tax rates from 36% to 34% in respect to the 2000-2001 income year and then to 30% from the 2001-2002 income tax year was announced on 21 September 1999 and received Royal Assent on 10 December 1999. As a consequence, deferred tax balances which are expected to reverse in the 2000-2001 or later income tax year have been remeasured using the appropriate new rates depending on the timing of their reversal.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
6. DIVIDENDS
Ordinary shares
— Unfranked (3 cents per share)	—	—	9,269

	Cents per Share	Cents per Share	Cents per Share
7. LOSS PER SHARE
Basic (loss) per share	(158.0)	(24.6)	(82.1)
Diluted (loss) per share	(158.0)	(24.6)	(82.1)
Basic Loss per share
The loss and weighted average number of ordinary shares used in the calculation of basic loss per share are as follows:
	A$’000	A$’000	A$’000
Loss	(488,118)	(76,142)	(253,799)

	No.	No.	No.
Weighted average number of ordinary shares	308,960,662	308,960,662	308,960,662

The loss used in the calculation of basic loss per share agrees to the net loss in the statement of financial performance.
Diluted Loss per share
The loss and weighted average number of ordinary shares used in the calculation of diluted loss per share are as follows:
	2002	2001	2000
	A$’000	A$’000	A$’000
Loss	(488,118)	(76,142)	(253,799)

	No.	No.	No.
Weighted average number of ordinary shares	308,960,662	308,960,662	308,960,662

The loss used in the calculation of diluted loss per share agrees to the net loss in the statement of financial performance.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000
8. RECEIVABLES
Current
Other debtors	17,566	25,952
Provision for doubtful debts	(7,091)	(600)

	10,475	25,352
Amounts owing by other related entities	—	977

	10,475	26,329

Non-current
Amounts owing by other related entities	238	88

9. INVENTORIES
Current
Stores:
– at cost	5,185	8,733
Work in progress:
– gold in circuit
– at cost	—	6,047
– at net realisable value	8,628	—
– gold ore stocks:
– at cost	—	13,337
– at net realisable value	14,870	—

	28,683	28,117

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000
10. TAX ASSETS
Non-current
Future Income Tax Benefit	—	6,550

Net future income tax benefits consists of the following tax assets and liabilities:
Future income tax benefit
— timing differences	37,849	69,922
— tax losses	—	49,490
Provision for deferred income tax	(37,849)	(112,862)

	—	6,550

Unbooked future income tax benefits

The consolidated entity has future income tax benefits relating to revenue tax losses not brought to account as an asset of $49.5 million (2001: $5.9 million).

The potential future income tax benefit will only be realised if:

(i)	the consolidated entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the losses and deductions to be realised; or
(ii)	the losses are transferred to an entity in the consolidated entity, or
(iii)	the consolidated entity continues to comply with the conditions for deductibility imposed by the law; and
(iv)	no change in tax legislation adversely affects the consolidated entity in realising the benefit from the deductions for the loss.
	Consolidated
	2002 A$’000	2001 A$’000
11. OTHER FINANCIAL ASSETS
Non-current
Listed shares at recoverable amount	—	470
Listed shares at cost	538	—

	538	470

12. EXPLORATION AND EVALUATION EXPENDITURE
Non-current
Balance brought forward	42,459	46,100
Expenditure incurred during the year	14,759	15,868
Expenditure written off during the year	(57,218)	(14,827)
Transferred (to) mine properties	—	(4,682)

Net exploration and evaluation expenditure	—	42,459

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

13.	PROPERTY, PLANT AND EQUIPMENT

	Consolidated
	2002			2001
	Gross value of assets A$’000	Accumulated depreciation/ amortisation A$’000	Net value of assets A$’000	Gross value of assets A$’000	Accumulated depreciation/ amortisation A$’000	Net value of assets A$’000
Land and buildings at cost	27,416	(17,884)	9,532	27,310	(14,907)	12,403
Mine properties at cost	—	—	—	780,547	(454,221)	326,326
Mine properties at recoverable amount	186,207	—	186,207	—	—	—
Plant and equipment at cost	231,862	(145,705)	86,157	195,508	(88,577)	106,931
Capital work in progress	7,334	—	7,334	3,870	—	3,870

	452,819	(163,589)	289,230	1,007,235	(557,705)	449,530

Reconciliation of the carrying amounts of each class of property, plant and equipment at the beginning and end of the current financial year are set out below:

	Land and buildings A$’000	Mine properties A$’000	Plant and equipment A$’000	Capital work in progress A$’000	Total A$’000
Carrying amount at start of year	12,403	326,326	106,931	3,870	449,530
Additions	—	31,249	650	9,253	41,152
Disposals	(94)	—	(1,184)	—	(1,278)
Depreciation/Amortisation expense (note 3)	(3,002)	(82,559)	(26,641)	—	(112,202)
Write-off of mining properties	—	(87,972)	—	—	(87,972)
Reclassification	225	(837)	6,401	(5,789)	—

Carrying amount at end of year	9,532	186,207	86,157	7,334	289,230

The majority of the land and buildings relate to the mining operations and the Directors consider that the best indicator of their current value is their book value. The buildings are being depreciated over the life of the mine to which they relate, in accordance with the accounting policy stated in Note 1 (k). These land and buildings form an integral part of producing assets and have no significant value beyond the life of the mine.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000
14. OTHER ASSETS
Current
Prepaid mining costs	—	55,552
Prepaid hedging fees	6,903	8,637
Deferred financing expenditure	1,485	1,485
Other prepaid expenses	3,229	1,703

	11,617	67,377

Non-current
Deferred financing expenditure	7,175	8,660
Prepaid hedging fees	10,267	13,462

	17,442	22,122

15. PAYABLES
Current
Trade payables and accruals	43,603	72,616
Amounts owing to:
– other related entities	1,942	1,052

	45,545	73,668

Non-current
Other payables and accruals	144	144

16. PROVISIONS
Current
Foreign exchange losses	—	13,002
Deferred hedge gains	337	1,578
Employee entitlements (Note 29)	4,555	3,023
Mine completion costs	9,028	22,262
Other	—	92

	13,920	39,957

Non-current
Employee entitlements (Note 29)	1,457	1,503
Mine completion costs	46,658	30,768
Deferred income	—	1,799

	48,115	34,070

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000
17. INTEREST-BEARING LIABILITIES
Current
Unsecured:
Finance lease liabilities (Note 26)	513	1,587

Non-current
Unsecured:
US dollar notes	532,707	508,719
Finance lease liabilities (Note 26)	432	964

	533,139	509,683

In April 1998, the company issued US$300 million of ten year 8.875 percent senior unsecured notes (“Notes”). Interest on the Notes is paid semi-annually in arrears. Certain financial instruments were entered into whereby the company has agreed to exchange US dollar fixed interest amounts payable with a gold interest rate exposure. Of the total, US$183.6 million has been swapped into a gold interest rate exposure, of which half is fixed at 3.87% and half is floating. The floating rate at 30 June 2002 was 1.23% (2001: 2.07%).

The	Notes, inter alia place requirements and/or limitations on:

•	Indebtedness of the consolidated entity subject to an earnings before tax, depreciation and amortisation ratio;

•	Certain payments, including payments for investments in particular circumstances and dividend distribution;

•	Distribution from certain controlled entities;

•	The sale of assets or sale and lease-back transactions in certain circumstances;

•	Transactions with affiliates;

•	The sale of shares in certain controlled entities, and charges and liens that can be created over assets;

•	Lines of business; and

•	The company maintaining 100% equity in certain of its controlled entities

The indenture governing the Notes provides that in certain circumstances the company may be required to offer to repurchase those notes at 101% of the principal amount plus accrued and unpaid interest. The company is not required to make this offer if a third party makes the offer and purchases all notes which are validly tendered and not withdrawn under that offer.

The company has been advised by its ultimate parent entity, Newmont Mining Corporation, that a subsidiary of Newmont Mining Corporation made an offer to repurchase the notes as if those circumstances had occurred and purchased notes to the value of US$62.8 million, representing all notes that were validly tendered and not withdrawn under that offer. This ensures that whether or not the relevant circumstances have occurred, the company is not, and will not be, obliged to make an offer to repurchase the notes pursuant to the circumstances that gave rise to such subsidiary’s offer to purchase the notes.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

17. INTEREST-BEARING LIABILITIES (CONT’D)

Details of the financing of the consolidated entity are as follows:

	Available at balance date		Used at balance date		Unused at balance date
	2002 A$’000	2001 A$’000	2002 A$’000	2001 A$’000	2002 A$’000	2001 A$’000
Unsecured US dollar notes	532,707	508,719	532,707	508,719	—	—
Finance lease facility	945	2,551	945	2,551	—	—

	Consolidated
	2002 A$’000	2001 A$’000
18. OTHER LIABILITIES
Non-current
Deferred foreign exchange losses on derivative contracts (Note 1 (e))	222,838	—

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
19. CONTRIBUTED EQUITY
Issued 308,960,662 (2001: 308,960,662, 2000: 308,960,662) ordinary shares fully paid	358,533	358,533	358,533

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the company in proportion to the number of and amount paid on the shares held.

On a show of hands every holder of ordinary shares present at a meeting in person or by proxy, is entitled to one vote, and upon a poll each share is entitled to one vote.

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
20. (ACCUMULATED LOSSES)/RETAINED PROFITS
(Accumulated Losses)/retained profits at the beginning of the financial year	(269,928)	(193,786)	68,272
Net loss	(488,118)	(76,142)	(253,799)
Dividends provided for or paid	—	—	(9,269)
Amounts transferred from reserves	—	—	1,010

Accumulated losses at the end of the financial year	(758,046)	(269,928)	(193,786)

21. EQUITY
Total equity at the beginning of the financial year	88,605	164,747	426,805
Total changes in equity recognised in the statement of financial performance	(488,118)	(76,142)	(253,799)
Dividends provided for or paid	—	—	(9,269)
Asset revaluation reserve transfers	—	—	1,010

Total (deficit)/equity at the end of the financial year	(399,513)	88,605	164,747

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
22. RESERVES
Asset revaluation reserve
Balance at the beginning of the financial year	—	—	—
Revaluations	—	—	1,010
Transfer to retained profits	—	—	(1,010)

Balance at the end of the financial year	—	—	—

23.	SEGMENT INFORMATION

The consolidated entity operates in one business segment, being the exploration for and mining of gold. All the consolidated entity’s activities are conducted in Australia.

24.	CONTROLLED ENTITIES

		Parent Entity’s Interest
	Country of Incorporation	2002%	2001%
Parent entity
Newmont Yandal Operations Limited (i) (ii)	Australia
Controlled entity (i)
Clynton Court Pty Limited	Australia	100	100
Great Central Holdings Pty Limited	Australia	100	100
Eagle Mining Pty Limited	Australia	100	100
Hunter Resources Pty Limited	Australia	100	100
Quotidian No. 117 Pty Limited	Australia	100	100
Matlock Mining Pty Limited	Australia	100	100
Matlock Castellano Pty Limited	Australia	100	100
Great Central Mines Pty Limited	Australia	100	100
Australian Metals Corp. Pty Limited	Australia	100	100
Great Central Investments Pty Limited	Australia	100	100
Newmont Wiluna Mines Pty Limited (ii)	Australia	100	100
Newmont Wiluna Gold Pty Limited (ii)	Australia	100	100
Newmont Wiluna Metals Pty Limited (ii)	Australia	100	100

(i)	The entities in the consolidated group have entered into deeds of cross guarantee in respect of relief granted from specified accounting and financial reporting requirements in accordance with Class Orders (98/1418). Refer Note 32.

(ii)	Entities which underwent a change in name during the year: Normandy Yandal Operations Limited to Newmont Yandal Operations Limited Normandy Wiluna Mines Pty Limited to Newmont Wiluna Mines Pty Limited Normandy Wiluna Gold Pty Limited to Newmont Wiluna Gold Pty Limited Normandy Wiluna Metals Pty Limited to Newmont Wiluna Metals Pty Limited

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

25.	CONTINGENT LIABILITIES

At 30 June 2002, the consolidated entity has given bank guarantees totaling $16.2 million (2001: $16.0 million) to mining departments in respect of performance bonds.

	Consolidated
	2002 A$’000	2001 A$’000
26. COMMITMENTS
Finance Leases
Payable not later than one year	602	1,753
Later than one year but not later than five years	432	996
Later than five years	—	—

Minimum lease payments	1,034	2,749
Less: Future financial charges	(89)	(198)

Total lease liability	945	2,551

Included in the financial statements as:
Current interest bearing liabilities (Note 17)	513	1,587
Non-current interest bearing liabilities (Note 17)	432	964

	945	2,551

Commitments not otherwise provided for in the accounts at balance date
Capital expenditure
Payable not later than one year	20,431	325

Operating leases
Payable not later than one year	2,032	—
Later than one year but not later than five years	1,354	—
Later than five years	—	—

	3,386	—

Exploration and mineral leases

The consolidated entity has certain obligations to perform minimum exploration work and expend minimum amounts of money in order to maintain rights of tenure over mining and exploration tenements. The estimated minimum annual amounts required to be spent by the anniversary date of each of these tenements currently held are as follows:

Payable not later than one year	16,036	18,982
Later than one year but not later than five years	64,949	63,650
Later than five years	—	—

	80,985	82,632

The annual minimum expenditure will vary from time to time due to the acquisition or relinquishment of licenses or variations of the commitment levels by the various mining departments.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

27.	NOTES TO THE STATEMENTS OF CASHFLOWS

(a)	Reconciliation of cash at the end of the financial year

For the purpose of the statement of cash flows, cash includes cash on hand, investments in money market instruments and gold bullion on hand. Cash at the end of the financial year, as shown in the statement of cash flows, is reconciled to the related items in the statement of financial position as follows:

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
Cash	97,226	61,449	3,993
Bank bills	—	35,616	—
Gold bullion	9,252	7,607	5,513

	106,478	104,672	9,506

(b)	Reconciliation of loss from ordinary activities after income tax to net cash inflow from ordinary activities

Operating loss after income tax	(488,118)	(76,142)	(253,799)
Depreciation and amortisation	112,202	136,558	79,039
Amortisation of deferred borrowing costs	1,485	1,578	1,519
Write down in carrying value of mine properties	87,972	30,000	40,000
Write down in carrying value of prepaid mining costs	63,263	—	—
Exploration expenses written off	57,218	14,827	209,268
Unrealised losses on derivatives	222,838	—	—
(Profit)/loss on sale of plant and equipment	238	(794)	90
(Profit)/loss on sale of investments	221	(281)	—
Provision for diminution in value of investments	—	1,109	(1,719)
Unrealised foreign exchange losses	23,870	38,695	—
Write-off of investments	—	—	100
Change in net assets and liabilities:
(Increase)/decrease in receivables	15,166	(19,894)	(2,072)
(Increase)/decrease in inventories	(566)	(8,658)	38,774
(Increase)/decrease in future income tax benefit	6,550	(6,550)	—
(Increase)/decrease in other assets	(4,308)	(10,884)	39,622
Increase/(decrease) in accounts payable	(28,123)	33,119	(16,022)
Increase/(decrease) in provision for deferred income tax	—	(16,593)	(66,763)
Increase/(decrease) in other provisions	(11,992)	18,126	51,435
Increase/(decrease) in other liabilities	—	309	—

Net cash inflows from operating activities	57,916	134,525	119,472

(c)	Non-cash investing activities

During the year ended 30 June 2002, the consolidating entity sold exploration tenements to Leyshon Resources Ltd for 4,680,199 fully paid ordinary shares in Leyshon Resources Ltd. Based on the market value at issue date the shares are recorded at $538,000.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

28.	FINANCIAL INSTRUMENTS

(a)	Objectives of Derivative Financial Instruments

The consolidated entity employs derivative financial instruments, including forward sales contracts, option contracts, swaps and forward rate agreements to manage risk emanating from actual exposures to commodity price risk, foreign exchange risk and interest rate risk. The consolidated entity does not trade derivative financial instruments.

(b)	Interest Rate Risk

The consolidated entity has entered into a gold interest rate swap arrangement to partially reduce the interest rate risk exposure associated with the US dollar guaranteed notes (“the Notes”). The interest rate on the Notes has been reduced via a gold interest rate swap. Of the total US$300 million, US$183.6 million has been swapped into a gold interest rate exposure, of which half is fixed at 3.87% and half is floating. The floating rate at 30 June 2002 was 1.23% (2001: 2.07%).

In addition the consolidated entity utilises forward rate agreements to manage its interest rate exposures arising from its gold hedging programs and gold and currency loans by locking in future floating gold and Australian dollar interest rates.

The consolidated entity’s exposure to interest rate risk at 30 June 2002 is set out below: All other financial assets and liabilities are non interest bearing

	Average Interest Rate %	Floating Interest Rate A$’000	Fixed Interest Maturing in			Total A$’000
			< 1 Year	1-5 Years	> 5 Years
			A$’000	A$’000	A$’000
As at 30 June 2002
Financial assets
Cash assets	4.70	97,226				97,226

Financial liabilities
US dollar guaranteed notes	8.88				206,750	206,750
Floating gold lease rate exposure(1)	2.55	162,979			162,978	325,957
Other borrowings	7.00		513	432		945

		162,979	513	432	369,728	533,652

As at 30 June 2001
Financial assets
Cash assets	4.99	61,449				61,449
Bank bills	4.99	35,616				35,616

		97,065				97,065

Financial liabilities
US dollar guaranteed notes	8.88				228,733	228,733
Floating gold lease rate exposure(1)	2.97	139,493			139,493	278,986
Other borrowings	7.00		1,587	964		2,551

		139,493	1,587	964	368,226	510,270

(1)	The US dollar guaranteed notes have been swapped to a floating gold lease rate loan rate loan as described above. Under the swap, the consolidated entity, receives interest of 8.8% on US$ 163.6 million and pays interest on the gold lease rate exposure, half of which is fixed at 3.87% and half at floating rates. The principal amount has additionally been swapped from a US dollar payable to a gold payable.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

28.	FINANCIAL INSTRUMENTS (CONT’D)

(b)	Interest Rate Risk (cont’d)

The gold rate swap arrangements includes gold indexation arrangements includes gold indexation arrangements with various hedge counter-parties. The effect of these gold indexation structures is that the consolidated entity is obliged to pay the counter-parties certain amounts of gold if the gold price is above $540 per ounce at the end of March and September in the years 2003 through to 2008. The ounce liability under these indexation structures increases on a linear basis between the floor price of $540, where the liability is zero ounces.

(c)	Commodity Price Risk

The following table sets out details of excess hedges and ounces hedged against future production. The table also sets out the contracted ounces, weighted average gold price and the settlement periods.

For the contracts that are hedging specific commitments, any unrealised gains or losses on the contracts, together with the deferred costs of the contracts (30 June 2002; $17.2 million: 30 June 2001 $22.1 million) will be recognised in the financial statements at the time the underlying transactions occur.

PRECIOUS METALS HEDGING	2002-2003		2003-2007		2007-Plus		Total
	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)
As at 30 June 2002
Excess Hedges
Forward sale contracts
Gold outright forwards	21	556	329	570	145	555	495	565
Put and convertible options	167	549	433	596	718	637	1318	612
Gold swaps and gold loans	—	—	—	—	600	543	600	543
Ounces hedged against future production
Forward sale contracts
Gold outright forwards	552	552	476	547	36	558	1063	550
Put and convertible options	—	—	106	618	729	671	836	665

	2001-2002		2002-2006		2006-Plus		Total
	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)	Qty Hedged (‘000oz)	Avg Price (per oz)
As at 30 June 2001
Ounces hedged against future production
Forward sale contracts
Gold outright forwards	109	558	1,029	548	321	547	1,459	549
Put and convertible options	619	542	627	580	1,752	648	2,998	612
Gold swaps and gold loans	—	—	—	—	600	543	600	543

A number of hedging positions reported in the above tables are governed by agreements that confer to the relevant hedge counter-party a right to terminate the contracts prior to their agreed maturity dates. Such a termination would result in immediate cash settlement of those contracts based on the market value on the date of termination. The rights can only be exercised on specific future dates. For the year ended 30 June 2002, no termination rights were exercised.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

28.	FINANCIAL INSTRUMENTS (CONT’D)

(c)	Commodity Price Risk (cont’d)

The table below summarises those contracts that are subject to the rights to terminate and the mark to market of those contracts as 30 June 2002

Potential Termination Date (1)	Ounces		Value A$ Million
December 2002	240,000		(23.1)
January 2003	336,000		(9.5)
January 2004	780,000		25.0
Jun 2004	133,335		(17.4)
April 2005	840,000		(82.7)
May 2005	195,000		(25.7)
June 2005	(30,000	)(2)	(20.7)
August 2005	1,304,997		(158.2)

Total	3,799,332		(312.3)

(1)	Earliest possible termination date permitted under the contracts
(2)	Net position of 270,000oz of bought put options and 300,000oz of sold put options.
(3)	The above right to break table does not include outflows that may occur in interest rate risk contracts. Right to break in relation to interest rate risk contracts are disclosed in Note 28(d).

The above value at 30 June 2002 reconciles to other disclosures in the financial statements as follows:

A$ Million
Fair value of commodity contracts with rights to terminate	(312.3)
Fair value of commodity contracts without rights to terminate	(152.2)

(464.5)

Included in the financial statements as:
On balance sheet deferred foreign exchange losses (Note 18)	(222.8)
Off balance sheet (Note 28(e))	(241.7)

(464.5)

(d)	Credit Risk Exposure

Credit risk represents the loss that would be recognised if counter parties failed to perform as contracted.

On-Balance Sheet Financial Instruments

The credit risk on financial assets, excluding investments, of the consolidated entity which have been recognised in the Statement of Financial Position, is the carrying amount, net of any provision for doubtful debts. The consolidated entity is not materially exposed to any individual overseas country or individual customer.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

28.	FINANCIAL INSTRUMENTS (CONT’D)

(d)	Credit Risk Exposure (cont’d)

Off-Balance Sheet Financial Instruments

For off-balance sheet financial assets which are deliverable, including derivatives, credit risk also arises from the potential failure of counter parties to meet their obligations under respective contracts at maturity. A material exposure arises from gold hedging and the consolidated entity is exposed to loss in the event that counter parties fail to settle on contracts which are favourable to the consolidated entity.

Unrealised gains on these contracts, net of master netting agreements, at balance date are $nil million (2001 $nil). In order to mitigate these risks, the board has approved a list of banks as appropriate counter parties, all rated A- or better by Standard & Poors.

A number of interest rate arrangements reported in this section are governed by agreements that confer to the relevant counter-party a right to terminate the arrangements prior to their agreed maturity dates. Such a termination would result in immediate cash settlement of those arrangements based on the market value on the date of termination. The rights can only be exercised on specific future dates. The tables below summarise those contracts that are subject to the rights to terminate and the mark to market of the contracts as at 30 June 2002.

Potential Termination Date	Value A$ Million
April 2005	43.4
October 2006	(14.0)

Total	(29.2)

(e)	Net fair values of financial assets and liabilities

On-Balance Sheet

The carrying amounts of cash, bank bills, gold bullion, receivables, prepayments, investments, payables, loans to related parties, financial lease liabilities, provision for employee entitlements, excess hedge positions and provision for mine completion costs approximate their net fair value except for

	2002 A$’000	2002 A$’000	2001 A$’000	2001 A$’000
	Carrying amount	Net fair value	Carrying amount	Net fair value
Financial Liability
US Dollar notes (note 17)	532,707	654,162	508,719	832,971

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

28.	FINANCIAL INSTRUMENTS (CONT’D)

(e)	Net fair values of financial assets and liabilities (cont’d)

Off-Balance Sheet

Commodity forward sale contracts, foreign exchange contracts, options and swaps have been valued at the mark-to-market gain or loss, which would arise if the contract were terminated at balance date.

The expected timing of recognition as revenue of the net fair value (mark to market) of off balance sheet financial instruments is as follows:

	Consolidated
	2002 A$’000	2001 A$’000
Commodity contracts
Not later than one year	(27,658)	(5,616)
Later than one year but not later than five years	(55,673)	(63,814)
Later than five years	(158,332)	(288,059)

	(241,663)	(357,489)

		Consolidated
	Note	2002 A$’000	2001 A$’000
29. EMPLOYEE ENTITLEMENTS

Provision for employee entitlements
– Current	16	4,555	3,023
– Non-current	16	1,457	1,503

Aggregate employee entitlement liability		6,012	4,526

		Employees	Employees
Average number of employees during the financial year		424	352

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

			Consolidated
			2002 A$	2001 A$	2000 A$
30. REMUNERATION OF DIRECTORS & EXECUTIVES

(a) Directors
(i) Income paid or payable, or otherwise made available to Directors of entities in the Newmont Yandal Operations consolidated entity from the company and/or controlled entities.			—	—	1,329,852

(ii) The following income bands apply in respect of Directors of Newmont Yandal Operations Limited:
			Number
			2002	2001	2000
$0	—	$9,999	7	3	5
$20,000	—	$29,999	—	—	1
1,300,000	—	$1,309,999	—	—	1

			2002 $A	2001 $A	2000 $A
(b) Executive

(i) Remuneration received or due and receivable from the company and/or controlled entities by executive officers of the company and of controlled entities whose income was at least $100,000.			—	—	3,108,146

(ii) The following income bands apply in respect of Executives of Consolidated Entity:

			Number
			2002	2001	2000
$120,000	—	$129,999	—	—	1
$130,000	—	$139,999	—	—	2
$150,000	—	$159,999	—	—	3
$160,000	—	$169,999	—	—	3
$200,000	—	$209,999	—	—	1
$260,000	—	$269,999	—	—	1
$1,300,000	—	$1,309,999	—	—	1

For the years ended 30 June 2002 and 2001 executive directors and executive officers received emoluments from a controlled entity of Newmont Australia Limited and do not receive payments from Newmont Yandal Operations Limited and/or controlled entities.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

31.	OTHER RELATED ENTITY INFORMATION

Information in respect of related entities of the consolidated entity not disclosed elsewhere in this financial report is as follows:

Directors

(a)	The Directors of Newmont Yandal Operations Limited during the year were:

K G Williams

B D Hansen (appointed 7 March 2002)

B D Banks (appointed 7 March 2002)

D H Francisco (appointed 7 March 2002)

J A S Dow (appointed 4 June 2002)

D Hillier (resigned 4 June 2002)

C C Lake (resigned 7 March 2002)

(b)	Remuneration paid or payable, or otherwise made available to the Directors of Newmont Yandal Operations Limited and its controlled entities is disclosed in Note 30 to the financial statements.

Parent entity

The immediate ownership of Newmont Yandal Operations Limited shares are held by Newmont Mining Holdings Pty Limited, Yandal Gold Pty Ltd and Newmont Consolidated Gold Holdings Pty Ltd. The ultimate parent entity is Newmont Mining Corporation (incorporated in the United States of America).

Amounts receivable from or payable to related entities

Details of amounts receivable from or payable to related entities are set out in Notes 8 and 15 to the financial statements.

Transactions with related entities

All transactions with related entities are made on normal commercial terms and conditions.

During the year the Newmont Yandal Operations Limited consolidated entity received management, technical and financial services from other companies in the Newmont Australia Limited consolidated entity. The Newmont Australia Limited consolidated entity employs a core of executives who specialise in the areas of exploration, mining, metallurgy, finance, corporate, environment, safety, information technology and treasury. The objective is to provide individual member entities with access to these skills. The management fee incurred for this service for the year ended 30 June 2002 was $4,021,000 (2001: $7,991,000).

Newmont Australia Limited has established a shared services group and charges a fee to the various entities in the Newmont Australian Limited group for the use of the service. Under this arrangement Newmont Mining Services Pty Ltd pays all expenses on behalf of the various entities in the Newmont Australian Limited group and recovers the amount paid at cost from the respective entity. Effective 1 July 2001 Newmont Yandal Operations Limited group became part of this arrangement and the fee charged for this service was $1,741,000.

Share and share options

There were no share and share option transactions between Directors of Newmont Yandal Operations Limited and any entity in the consolidated entity.

There were no shares issued to Directors during the year.

There were no buy-backs of shares or share options during the financial year.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

32.	DEED OF CROSS GUARANTEE

Pursuant to an ASIC Class Order (98/1418) dated 13 August 1998 (as amended), relief was granted to the wholly owned subsidiaries listed in Note 24 from the Corporations Act 2001 requirements for preparation, audit and publication of accounts.

It is condition of the Class Order that the consolidated entity and each of the subsidiaries enter into a Deed of Cross Guarantee. The effect of the Deed is that the consolidated entity guarantees to each creditor payment in full of any debt in the event of winding up of any of the subsidiaries under certain provisions of the Corporations Act 2001. If a winding up occurs under other provisions of the Act, the consolidated entity will only be liable in the event that after six months any creditor has not been paid in full. The subsidiaries have also given similar guarantees in the event that the consolidated entity is wound up.

33.	INTEREST IN JOINT VENTURE OPERATIONS

Details of the consolidated entity’s interest in joint venture operations are as follows. The principal activity of all of these joint ventures is mineral exploration.

Joint Venture	Joint Venture Partners	% Interest 2002		% Interest 2001
Biddy Well Joint Venture	Ida Gold Pty Ltd Eagle Mining Pty Ltd (earning 70%)	50 50	% %	50 50	% %

East Honeymoon Well	MPI Mining Investments Newmont Yandal Operations Ltd (earning 80%)	100 0	% %	100 0	% %

Golden Fox	MJV Money Newmont Yandal Operations Ltd (option to purchase)	100 0	% %	— —

Griffin Well	Plutonic Operations Ltd Newmont Yandal Operations Ltd (earning 80%)	100 0	% %	— —

Jundee Joint Venture (Bogada Bore)	Newmont Wiluna Gold Pty Ltd WMC Resources Limited	60 40	% %	60 40	% %

Jundee Joint Venture	Mark Gareth Creasy Newmont Yandal Operations Ltd	30 70	% %	30 70	% %

Mandilla Well Joint Venture	Nord Australex Nominees Pty Ltd Newmont Yandal Operations Ltd	30 70	% %	30 70	% %

Marshall Pool	Anaconda Pty Ltd (option to purchase half E37/319 and infrastructure rights) Newmont Yandal Operations Ltd	0 100	% %	— —

Moon Light Mine Joint Venture	JM Jackson Newmont Wiluna Gold Pty Ltd	2.08 97.92	% %	2.08 97.92	% %

Paddy’s Well Joint Venture	DJ & DM Porter & Clohessey Family Trust Newmont Yandal Operations Ltd (earning 70%)	100 0	% %	100 0	% %

Roebourne Joint Venture	Plutonic Operations Ltd Hunter Resources Pty Ltd Northern Gold NL	51 24.5 24.5	% % %	51 24.5 24.5	% % %

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

33.	INTEREST IN JOINT VENTURE OPERATIONS (CONT’D)

Joint Venture	Joint Venture Partners	% Interest 2002		% Interest 2001
Sandy Soak Joint Venture	Sons of Gwalia Ltd Hunter Resources Pty Ltd	90.69 9.31	% %	90.69 9.31	% %

Tennant Creek Joint Venture	Newmont Wiluna Gold Pty Ltd Giant Reef Mining N.L.	40 60	% %	40 60	% %

West Yandal Joint Venture	AuDax Resources NL Newmont Yandal Operations Ltd (earning 80%)	49 51	% %	49 51	% %

Yandal Joint Venture	Servicepoint Pty Ltd Newmont Wiluna Gold Pty Ltd	33 67	% %	33 67	% %

Barwidgee Joint Venture	Commsecure Ltd Newmont Yandal Operations Ltd (Earning 80%)	— —		100 0	% %

Cyprus Joint Venture	Hunter Resources Pty Ltd (earning up to 65%) Cyprus Amax Australia Corporation	— —		0 100	% %

Glenburgh Project Joint Venture	Eagle Mining Pty Ltd (earning 80%) Helix Resources N.L.	— —		0 100	% %

Joyners Find Joint Venture	Castle Hill Resources Newmont Yandal Operations Ltd (earning 80%)	— —		100 0	% %

Included in the assets and liabilities of the consolidated entity are the following items which represent the consolidated entity’s interest in the assets and liabilities employed in the Joint Ventures recorded in accordance with the accounting policies described in Note 1(i).

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
Exploration and development expenditure	1,326	346	273

Contribution to operating loss before tax	(1,326)	(416)	(273)

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

34.	AMOUNTS PAYABLE/RECEIVABLE IN FOREIGN CURRENCIES

The Australian dollar equivalent of unhedged amounts payable or receivable in foreign currencies, calculated at year end exchange rates are as follows:

	Consolidated
	2002 A$’000	2001 A$’000
United States dollars
Amount payable
Non-current	532,707	227,970

35.	SUBSEQUENT EVENTS

•	Income tax consolidation legislation

The first two tranches of the income tax consolidation legislation became substantively enacted on 21 October 2002 when the New Business Tax System (Consolidation, Value Shifting, Demergers and Other Measures) Bill 2002 was passed by the Senate. The consolidated entity intends to adopt the legislation from 1 January 2003. The financial effect of the legislation has not been recognised in this financial report in accordance with the UIG 39 “Effect of Proposed Tax Consolidation on Deferred Tax Balances” as it cannot yet be reliably estimated.

•	Hedging arrangements

A master hedging agreement between the consolidated entity and Dresdner Bank AG contains a provision, which makes a change of control of the consolidated entity a termination event. Following the acquisition of the consolidated entity’s parent, Newmont Australia Limited (formerly Normandy Mining Limited), by Newmont Mining Corporation, Dresdner Bank A.G. asserted that a termination event was triggered with respect to all hedging contracts entered into under the hedging master agreement between the consolidated entity and Dresdner Bank AG. As a result of negotiation with Dresdner Bank AG, settlement was deferred until August 2002 at which time a payment of $28.5 million was made to closeout forward sales of 270,369 ounces of gold and sold call options for 48,000 ounces of gold.

During the three months ending 31 December 2002 and the three months ending 31 March 2003, hedge counter-party, Societe Generale exercised its option to terminate hedge contracts on the fifth anniversary of the respective dates of establishment of those contracts. Pursuant to these rights to terminate a 240,000 ounce bought convertible put position was closed out with a cash payment of $19.3 million in December 2002. Societe Generale exercised an additional right to terminate 336,000 ounces of sold forwards and bought put options in January 2003, and these transactions were closed out in January 2003. Concurrently with the January 2003 close out, a further 48,000 ounces of bought call options were voluntarily closed out to reduce the net close out payment to $5.9 million.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

36.	NEW ACCOUNTING STANDARDS IN UNITED STATES OF AMERiCA AND AUSTRALIA

The US Financial Accounting Standards Board has issued certain US Statements of Financial Accounting Standards (“SFAS”) that are not effective with respect to the fiscal years presented in the consolidated financial statements.

SFAS No. 142 “Goodwill and Other Intangible Assets” which supersedes APB Opinion No. 17 was issued in June 2001 and is effective for the consolidated entity from 1 January 2003. It addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Amortization of goodwill ceases and is replaced by impairment tests. Identified intangibles need to be separately identified and recorded outside of goodwill, and amortised over their useful lives. As the consolidated entity does not have any goodwill or indefinite lived intangible assets, adoption of this standard will not have a significant impact on the consolidated entity’s financial position or results of operations.

SFAS No. 143 “Accounting for Asset Retirement Obligations” was issued in 2001. It will be effective for the consolidated entity from 1 January 2003. The statement requires an asset retirement obligation and a matching asset to be brought to account (calculated at a discounted present value) at the initial point the liability is incurred, generally when the mine is first commenced. The cost of the obligation is to be amortized over the life of a long-lived asset. Increases in the obligation as a result of the reduction of time are to be treated as interest. Upon adoption of this standard by the consolidated entity the Group’s assets and liabilities will be increased by $5.2 million.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. It will be effective for the consolidated entity from 1 January 2003. This statement supersedes SFAS No. 121 and the accounting and reporting provisions of APB Opinion No.30. This statement requires one accounting model to be used for long-lived assets to be held and used or disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. Upon adoption of this standard by the consolidated entity there will be no impact to the financial position and results from operations.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections”. The standard rescinds FASB Statements No. 4 and 64 that deal with issues relating to the extinguishment of debt. The standard also rescinds FASB Statement No. 44 that deals with intangible assets of motor carriers. The standard modifies SFAS No.13, “Accounting for Leases”, so that certain capital lease modifications must be accounted for by lessees as sale-leaseback transactions. Additionally, the standard identifies amendments that should have been made to previously existing pronouncements and formally amends the appropriate pronouncements. SFAS No. 145 is effective for fiscal years beginning after 15 May 2002 with earlier adoption encouraged. The standard will be effective for the consolidated entity from 1 July 2002. Upon adoption of this standard by the consolidated entity there will be no impact to the financial position and results from operations.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. It will be effective for the consolidated entity from 1 January 2003. The statement requires that costs associated with exit or disposal activities must be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs include lease termination costs and certain employee severance costs associated with a restructuring, discontinued operations or other exit or disposal activity. Upon adoption of this standard by the consolidated entity there will be no impact to the financial position and results from operations.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

36.	NEW ACCOUNTING STANDARDS IN UNITED STATES OF AMERiCA AND AUSTRALIA (CONT’D)

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. It will be effective for the consolidated entity from 1 January 2003. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superseded. Upon adoption of this standard by the consolidated entity there will be no impact to the financial position and results from operations.

In December 2002, the FASB issued SFAS 148 “Accounting for Stock based compensation “. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The standard will be effective for the consolidated entity from 1 January 2003. The consolidated entity has no stock based compensation plans and therefore there will be no impact on the financial position and results from operations.

In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” an interpretation of ARB No. 51. This interpretation of Accounting Research Bulletin No. 51 “Consolidated Financial Statements”, addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics:

(i)	The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses to the entity.

(ii)	The equity investors lack one or more of the following essential characteristics of a controlling financial interest:

(a)	The direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights,

(b)	The obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities,

(c)	The right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

The objective of this Interpretation is not to restrict the use of variable interest entities but to improve financial reporting by enterprises involved with variable interest entities. The Board believes that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Their interpretation applies immediately to variable interest entities after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Upon adoption of this standard by the consolidated entity there will be no impact to the financial position and results from operations

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

36.	NEW ACCOUNTING STANDARDS IN UNITED STATES OF AMERiCA AND AUSTRALIA (CONT’D)

The Australian Accounting Standards Board (“AASB”) has issued or revised certain Accounting Standards that are not effective for the fiscal periods reported upon in the consolidated financial statements.

AASB 1020, “Income Taxes” was issued in December 1999. It will be effective for the consolidated entity from 1 January 2005. The consolidated entity is currently assessing the impact of adopting this standard on its financial report.

AASB 1012 “Foreign Currency Translation” was revised in November 2000. It is effective for the consolidated entity from 1 July 2002. Adoption of this standard is not expected to have a significant impact on the consolidated entity’s financial position or results.

AASB 1028 “Employee Benefits” was revised in June 2001. It will be effective for the consolidated entity from 1 July 2002. Adoption of this standard is not expected to have a significant impact on the consolidated entity’s financial position or results.

AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets” was issued in October 2001. It is effective for the consolidated entity from 1 July 2002. This standard was issued as a part of harmonization with International Accounting Standards. It largely codifies existing Australian practice, except that dividends must only be provided for when they are declared, determined or publicly recommended before balance date. A note disclosure will also be required for any contingent assets. Adoption of this standard is not expected to have a significant impact on the consolidated entity’s financial position or results.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Australia (“A-GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The following is a summary of the significant adjustments to net loss and total equity required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP, considering the significant differences between A-GAAP and US GAAP.

Subsequent to the issuance of the consolidated entity’s 2001 consolidated financial statements and the filing of its 2001 Annual Report on Form 20-F with the Securities and Exchange Commission (“SEC”), management determined that certain errors had been made in the reconciliation to US GAAP in prior years. As a result, the reconciliation to US GAAP and related narrative has been restated. This Note reflects the restated reconciliation amounts and narrative. Note 38 includes a discussion and quantification of the restatements.

Reconciliation of net loss		2002 A$’000	2001 A$’000 (As Restated, See Note 38)	2000 A$’000
Net loss in accordance with A-GAAP		(488,118)	(76,142)	(253,799)
US GAAP adjustments:
Amortisation and depreciation	(a)	9,659	15,189	(3,070)
Incurred exploration and evaluation – expense	(b)	—	(1,041)	32,317
Incurred exploration and evaluation expenditure – reversal of amortisation	(b)	9,966	3,602	—
Gold bullion	(c)	(2,105)	(1,091)	—
Provision for mine completion costs – reversal of change in estimate	(d)	—	14,000	22,700
Provision for mine completion costs – prospective recognition of change in estimate	(d)	(13,357)	(7,743)	—
Derivative financial instruments and hedging activities – pre-SFAS 133	(e)	—	—	(1,050)
Derivative financial instruments and hedging activities – SFAS 133	(e)	(177,750)	(171,348)	—
Reversal of derivatives losses	(e)	222,838
Capitalisation of borrowing costs	(f)	308	155	606
Amortisation of capitalised borrowing costs	(f)	(1,423)	(562)	(486)
Provision for redundancy and restructuring	(g)	—	(3,000)	3,000
Asset revaluation reserve	(h)	—	—	1,010
Business interruption insurance claim	(i)	5,996	(7,100)	—
Impairment of long-lived assets—reversal of impairment	(j)	94,478	30,000	—
Impairment of long-lived assets – amortisation and depreciation adjustment	(j)	(10,000)	—	—
Amortisation and depreciation of mining properties	(k)	(8,900)	—	—
Inventory at net realisable value	(l)	(1,091)	—	—
Prepaid hedging fees	(m)	(17,170)	—	—
Functional currency adjustment	(n)	(8,624)	—	—
Deferred tax effect of US GAAP adjustments		—	(7,892)	(20,277)

Net loss in accordance with US GAAP before cumulative effect of changes in accounting principle		(385,293)	(212,973)	(219,049)
SFAS 133 transition adjustment relating to implementation of Issue C-11, net of tax	(e)	(54,444)	—	—

Net loss in accordance with US GAAP		(439,737)	(212,973)	(219,049)

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

Comprehensive Income		2002 A$’000	2001 A$’000 (As Restated, See Note 38)	2000 A$’000
Net loss in accordance with US GAAP, as above		(439,737)	(212,973)	(219,049)
Transitional adjustment on adoption of FAS 133	(e)	—	(193,019)	—
FAS 133 adjustment for the current year	(e)	137,702	(5,650)	—
Functional currency adjustment for the current year	(n)	5,365	—	—

Comprehensive loss in accordance with US GAAP		(296,670)	(411,642)	(219,049)

Reconciliation of shareholders’ (deficit)/equity

		Consolidated
		2002 A$’000	2001 A$’000 (As Restated, See Note 38)
Total (deficit)/equity in accordance with A-GAAP		(399,513)	88,605
US GAAP adjustments:
Amortisation and depreciation	(a)	—	(9,659)
Incurred exploration and evaluation – expense	(b)	(29,859)	(29,859)
Incurred exploration and evaluation expenditure – reversal of amortisation	(h)	13,568	3,602
Gold bullion	(c)	(3,196)	(1,091)
Provision for mine completion costs – reversal of change in estimate	(d)	36,700	36,700
Provision for mine completion costs – prospective recognition of change in estimate	(d)	(21,100)	(7,743)
Derivative financial instruments and hedging activities – SFAS 133	(e)	(464,509)	(370,017)
Reversal of derivatives losses		222,838	—
Capitalisation of borrowing costs	(f)	4,960	4,652
Amortisation of capitalised borrowing costs	(f)	(2,744)	(1,321)
Provision for redundancy and restructuring	(g)	—	—
Business interruption insurance claim	(i)	(1,104)	(7,100)
Impairment of long-lived assets – reversal of impairment	(j)	114,478	30,000
Amortisation and depreciation of mining properties	(k)	(8,900)	—
Inventory at net realisable value	(l)	(1,091)	—
Prepaid hedging fees	(m)	(17,170)	—
Functional currency adjustment	(n)	(3,259)	—

Total (deficit) in accordance with US GAAP		(559,901)	(263,231)

Roll forward analysis of shareholders’ (deficit)/equity under US GAAP

Balance in accordance with US GAAP, beginning of year	(263,231)	148,411
SFAS 133 – other comprehensive income	137,702	(198,669)
Functional currency adjustment for the current year	5,365	—
Net loss in accordance with US GAAP	(439,737)	(212,973)

Balance in accordance with US GAAP, end of year	(559,901)	(263,231)

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(a)	Amortisation and depreciation

Prior to the acquisition of the consolidated entity by Newmont Australia Limited (formerly Normandy Mining Limited) on 5 April 2000, the denominator used for calculating amortisation and depreciation of capitalised mining expenditure under A-GAAP was based on the estimated quantity of product which can be expected to be profitably extracted, processed and sold under current and foreseeable economic conditions. For US GAAP purposes, amortisation and depreciation of capitalised mining expenditure must be based on proven and provable reserves as defined in the Securities Act Industry Guide 7.

Effective 5 April 2000, the consolidated entity adopted the amortisation and depreciation policies of the parent company, which for the period to 30 June 2001was based on the concept of HCR. As the impact of the difference in using HCR versus using proved and probable reserves is de minims, no adjustment has been recognised for this difference in accounting in prior periods. From 1 July 2001 the consolidated entity’s amortisation and depreciation of capitalised mining expenditure is based on FRP, which is not acceptable under US GAAP, see (k) below for details of the US GAAP adjustment. The prior period US GAAP adjustments (relating to the period prior to 5 April 2000) are being reversed against current amortisation and depreciation expense based on the units of production method.

(b)	Incurred exploration and evaluation

Expense

Under A-GAAP prior to 5 April 2000, the consolidated entity capitalised (subject to a recoverable amount test) exploration and evaluation expenditure for each separate area of interest if either: (i) it is expected to be recovered: through successful development of and production from the area, or by its sale; or (ii) activities in the area of interest have not yet reached a stage which permits reasonable assessment of the existence or otherwise of economically recoverable reserves and significant and active exploration or evaluation of the area is continuing. The expenditure incurred in areas of interest located around existing milling facilities is provided for over the life of the milling facilities. For areas of interest which no longer satisfy these criteria, the accumulated expenditure is written off against earnings. Similarly, costs carried forward in respect of an area of interest are written off if an area is not considered to have any commercial value, or where exploration rights are no longer current, or where it is decided to abandon an area of interest.

Effective 5 April 2000, the consolidated entity adopted the A-GAAP exploration and evaluation expenditure policies of the parent company and no longer capitalises costs of regional exploration and evaluation attributable to areas not in production.

Under US GAAP, exploration and evaluation expenditure (including the cost of feasibility studies) is expensed as incurred for an area of interest until commercial feasibility is established in compliance with Securities Act Industry Guide 7. After an area of interest has been assessed as commercially feasible, expenditures specific to that area of interest for further development are capitalised.

For purposes of US GAAP, additional exploration and evaluation costs of $nil, $1.0 million and $20.6 million were expensed as incurred during the years ended 30 June 2002, 2001 and 2000, respectively. The adjustment for the year ended 30 June 2000 is presented net of $52.9 million of exploration and evaluation costs capitalised in prior periods and written off during the year under A-GAAP but reversed for US GAAP purposes as such costs were expensed in prior periods under US GAAP.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(b)	Incurred exploration and evaluation (cont’d)

Reversal of amortisation

Under A-GAAP, certain capitalised exploration and evaluation expenditure was transferred into mining properties during the year ended 30 June 2000 and amortised on a units of production basis upon commencement of production in the year ended 30 June 2001. Such amortisation is reversed under US GAAP as the costs of exploration and evaluation were expensed as incurred.

(c)	Gold bullion

Revenue recognition

Under A-GAAP, gold bullion is recorded as a sale in the period during which it is shipped from the mine, provided it is either sold or delivered to a gold refinery within the normal time span.

For US GAAP purposes, the consolidated entity adopted Staff Accounting Bulletin No. 101: Revenue Recognition in Financial Statements (“SAB 101”) effective 1 July 2000. Under SAB 101, revenue from sales of gold bullion is recognised when delivery of third-party refined gold to the customer has occurred, title has transferred and the pricing is either fixed or determinable and collectibility is reasonably assured.

As a consequence, revenue recognised under A-GAAP relating to gold bullion which has been shipped from the mine and either sold or delivered to a gold refinery within the normal time span but does not qualify as a sale under US GAAP is reversed at period end. As part of this reversal, the related gold bullion is revalued at cost and put back into inventory for US GAAP purposes.

Valuation

Under A-GAAP, gold bullion on hand is valued at contract rates for those hedges it is expected to be delivered into. As a result of the adoption of SAB 101, gold bullion on hand is valued at cost effective 1 July 2000.

(d)	Provision for mine completion costs

The consolidated entity recognises a provision for estimated mine completion costs (i.e., rehabilitation expenditure, decommissioning and closure costs) using the incremental method on a units of production basis over the life of the mine from the time production commences. Future total mine completion costs are estimated annually on an undiscounted basis taking into account all current environmental and legal requirements.

Under A-GAAP, a material change in estimate of the future total mine completion costs is accounted for in the period the change is made.

Under US GAAP, a change in estimate of such costs is accounted for prospectively and recognised over the remaining life of the mine.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(e)	Derivative financial instruments and hedging activities

Pre-SFAS 133

In April 1998, the consolidated entity issued US$300 million of Senior Unsecured Notes (“Notes”). Of the total, US$183.6 million was swapped into a gold commodity obligation at the issue date. Prior to the acquisition of the consolidated entity by Newmont Australia Limited (formerly Normandy Mining Limited) on 5 April 2000, the consolidated entity’s accounting policy under A-GAAP in respect of its foreign currency exchange exposure on that part of the Notes not relating to the gold commodity obligation (US$116.4 million) was to treat the Notes as a natural hedge of the consolidated entity’s foreign currency exposures arising from the delivery of gold under contracts denominated in US dollars. To the extent the Notes formed a natural currency hedge, unrealised gains or losses arising from recording the Notes at the year-end exchange rate are deferred in the balance sheet. Under SFAS 52: Foreign Currency Translation, this relationship did not qualify for hedge accounting, as US GAAP did not permit the hedging of foreign exchange risk for anticipated transactions, except in limited circumstances. As such, the foreign exchange gains and losses on that part of the Notes not relating to the gold commodity obligation are recorded in earnings for US GAAP purposes.

Effective 5 April 2000, the consolidated entity changed its accounting policy under A-GAAP and no longer considers the part of the Notes not relating to the gold commodity obligation as a natural hedge of its foreign currency exchange exposure. As such, the portion of the Notes not relating to the gold commodity obligation was recorded at the spot exchange rate at 30 June 2000, with the foreign exchange gains and losses recorded in earnings under A-GAAP. As this new policy is consistent with US GAAP, the adjustment for the year ended 30 June 2000 reflects the reversal of the prior period US GAAP adjustments.

SFAS 133

Under A-GAAP, derivatives designated as hedges are not recognised in the financial statements until the hedged transaction occurs. Gains or losses from derivatives not designated as hedges are recognised in earnings immediately. As at 30 June 2002 the consolidated entity had recorded a liability and expense of $222.8 million for derivatives not designated as hedges. This has been reversed in the US GAAP reconciliation, as this loss is included in the determination of the mark to market adjustment for derivatives under US GAAP, as outlined below.

For US GAAP purposes, the consolidated entity adopted Statement of Financial Accounting Standards (“SFAS”) No. 133: Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137: Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133 and SFAS No. 138: Accounting for Certain Derivative Instruments and Certain Hedging Activities and related interpretations (collectively referred to as “SFAS 133”) effective 1 July 2000. SFAS 133 requires derivatives to be recorded at their fair value as either an asset or liability in the consolidated statements of financial position. Gains and losses on derivatives which are designated and qualify as cash flow hedges are accumulated in equity as other comprehensive income (“OCI”) and are recognised in earnings when the hedged transaction occurs. Gains and losses on non-qualifying derivatives are recorded in earnings immediately Additionally, where a derivative is designated as and qualifies as the hedging instrument in a fair value hedge the adjustment to the carrying amount of the derivative will be recorded in income each period, along with an offsetting adjustment through income to the carrying amounts of the hedged item.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(e)	Derivative financial instruments and hedging activities (cont’d)

Initial transition adjustment on adoption:

On transition to SFAS 133, a loss of $201.4 million (no tax effect) has been recognised in other comprehensive income in respect of the fair value of qualifying cash flow-type hedges held on 1 July 2000 (“the transition amount”). In accordance with the transition provisions of SFAS 133, losses on derivatives that historically were designated and qualified as the hedging instruments to hedge forecasted cash flows, were recorded in OCI on adoption of SFAS 133. These losses will be reclassified to income in accordance with the originally designated hedged production schedule.

As detailed on Note 1(e), following the acquisition by Newmont Mining Company on February 15, 2002, of the consolidated entities parent Newmont Australia Ltd (formerly Normandy Mining Ltd), management revised the mine plans which forecasted the amount and timing of future production. As a result, certain forecasted sales against which the derivative contracts which comprise the transition amount were designated were no longer expected to occur, and deferred losses of $129.3 million related to these contracts were reclassified from OCI to income during the period.

Application of FAS 133 to June 30, 2001

Following the initial transition adjustment to adopt SFAS 133, certain of the consolidated entity’s derivative instruments which were forward contracts that meet the definition of a derivative qualified for the normal purchase and sale exemption under SFAS 133 as they are settled by physical delivery, and were designated as such. Accordingly, these contracts were held off balance sheet, with the contracted forward price recognized in income when the physical delivery and sale occurred.

The remainder of the derivative contracts held did not qualify for the exemption, and as the company had elected not to complete the designation, documentation and effectiveness testing requirements of SFAS 133 in respect of these contracts, changes to the fair market value of these contracts are recorded in income each period.

Adoption of DIG C-11

On April 10, 2001, the FASB posted to it’s website the board cleared version of Implementation Issue No C-11: Scope Exceptions: Interpretation of Clearly and Closely Related in Contracts That Qualify for the Normal Purchases and Normal Sales Exemption. As a result of this implementation issue, the majority of the consolidated entities forward gold sales contracts were no longer considered to qualify for the normal purchases and normal sales exemption due to the existence of gold lease rate indexes in the contracts. C-11 became effective for the economic entity from July 1, 2001. As a consequence, the contracts were required to be recognised on the balance sheet at their fair market value as at 1 July 2001, and a loss of $54.4 million after tax ($54.4 million before tax) was recorded, reflecting the cumulative effect adjustment from adoption of a new accounting principle. From 1 July 2001, the consolidated entity has elected to recognise all movements in the fair value of derivative contracts through the income statement.

For the year ended 30 June 2002, the consolidated entity recorded a total loss on the movement in the unrealised value of derivative contracts of $232.2 million (including the $54.4 million loss on adoption of C-11), compared to $171.3 million for the prior period.). This reflects the total movement in fair value of non-qualifying derivative instruments of $106.5 million (30 June 2001 $110.4 million), a reclassification of the transition adjustment from other comprehensive income of $8.4 million (30 June 2001 $(5.6) million) to match hedged transactions affecting earnings in the current year, a reclassification of the transition adjustment from other comprehensive income of $129.3 million (30 June 2001 nil) to match the hedges of forecasted transactions that are no longer expected to occur due to the revised mine plans, and an unrealised foreign exchange gain of $66.5 million (30 June 2001 an unrealised foreign exchange loss of $66.5 million) in respect of the portion of the Notes (US$183.6 million) swapped into the gold commodity obligation (see – Pre-

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(e)	Derivative financial instruments and hedging activities (cont’d)

SFAS 133) which does not qualify for hedge accounting under SFAS 133. The amounts are the same before and after tax.

(f)	Capitalisation of borrowing costs

Prior to 1 July 1998, all borrowing costs were expensed as incurred under A-GAAP. Effective 1 July 1998, A-GAAP requires interest capitalisation on assets constructed for the consolidated entity’s own use when the asset is under construction for a period greater than 12 months.

US GAAP requires the capitalisation of interest on assets constructed for the consolidated entity’s own use (from inception of the consolidated entity), regardless of the length of the construction period.

(g)	Provision for redundancy and restructuring

Under A-GAAP, the consolidated entity recognised a provision for office closure costs and employee redundancy payments during the year ended 30 June 2000 in connection with the intended rationalisation of certain business activities. During the year ended 30 June 2001, the consolidated entity offset $1.5 million of expenses against the provision, and reversed the residual provision of $1.5million against profit in the same year.

Under US GAAP, such costs may only be accrued if they are part of a formal restructuring plan approved by management that specifically identifies the significant actions to be taken to complete the plan, activities that will not be continued, the number and job classifications of employees to be terminated, as well as other strict criteria. As all the criteria for accrual were not met under US GAAP, the A-GAAP provision recognised by the consolidated entity was reversed. Consequently, under US GAAP, payments for restructuring and redundancy were expensed as incurred during the year ended 30 June 2001.

(h)	Asset revaluation reserve

Under A-GAAP, the consolidated entity revalued an item of property, plant and equipment upwards during the year ended 30 June 2000 and recorded the upward revaluation in the asset revaluation reserve section of equity. Shortly thereafter, the consolidated entity disposed of the revalued property, plant and equipment and transferred the balance in the asset revaluation reserve directly to retained earnings in the same year.

Under US GAAP, this revaluation reserve would not be recognised as upward revaluations of assets are not permitted (except in connection with a purchase business combination). As such, the profit on disposal during the year ended 30 June 2000 has been adjusted accordingly.

(i)	Business interruption insurance claim

During the year ended 30 June 2001, the consolidated entity recognised expected insurance proceeds associated with a business interruption claim. This is acceptable under A-GAAP where the recovery from the insurers is probable.

Under US GAAP, the recognition of business interruption insurance proceeds is appropriate only when the insurance proceeds are received or a non-refundable amount has been acknowledged in writing by the insurers.

As at 30 June 2002 the consolidated entity recorded a provision against this receivable of $6.0 million. As the receivable had been previously reversed under US GAAP, the provision created by the consolidated entity must therefore be reversed under US GAAP.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(j)	Impairment of long-lived assets

Reversal of impairment

Under A-GAAP, the recoverable amount of non-current assets including property, plant and equipment is assessed each reporting period. An impairment is recorded when the future discounted net cash flows expected to be generated by the asset are less than the carrying amount of the asset.

Under US GAAP, long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of such assets is measured by a comparison of the US GAAP carrying amount of the asset to the future undiscounted net cash flows expected to be generated from the assets’ use at the lowest level at which identifiable cash flows are generated. Generally, all assets at a particular mine are used to generate cash flows. Future cash flows include estimates of recoverable ounces, gold prices (considering historical and current prices, price trends and related factors), production levels, capital and reclamation costs, all based on detailed engineering mine plans. When the cash flow analysis indicates an asset is impaired the impairment loss recognised is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined by discounted cash flows.

The above mentioned differences in impairment recognition methodologies has resulted in reversal of A-GAAP impairment losses recognised during the year ended 30 June 2002 relating to Jundee mine assets ($114.5 million) adjusted for the reversal of the net adjustment as at 30 June 2002 relating to the Bronzewing mine assets that was made in the US GAAP reconciliation for the year ended 30 June 2001 ($30.0 million less amortisation and depreciation for the year ended 30 June 2002 of $10.0 million), resulting in a net $94.5 million being reversed.

Amortisation and depreciation adjustment

As the A-GAAP impairment of Bronzewing mine assets recognised during the year ended 30 June 2001 has been reversed for US GAAP purposes, the depreciation and amortisation of the related assets has been adjusted accordingly for the year ended 30 June 2002.

(k)	Amortisation and depreciation of mining properties

Under A-GAAP, the consolidated entity adopted the concept of FRP as the basis for determining the units of production method of amortisation and depreciation, with effect from 1 July 2001.

Under US GAAP proved and probable categories of reserves are used as the amortization and depreciation base under the units of production method.

From 5 April 2000 to 30 June 2001 the consolidated entity provided for amortisation and depreciation under A-GAAP based on the concept of HCR. As the impact of the difference in using HCR versus using proved and probable reserves is de minims, no adjustment has been recognised for this difference in accounting in prior periods.

(l)	Inventory at net realisable value

Under A-GAAP hedge prices are used to value inventory at net realisable value.

Under US GAAP, as the derivative contracts are recognised as assets or liabilities on the statement of financial position they cannot be referenced for the purpose of assessing inventory, and accordingly, the spot price of gold as at 30 June 2002 must be used to value inventory at net realisable value.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(m)	Prepaid hedging fees

For US GAAP purposes none of the consolidating entities hedges qualify for hedge accounting, therefore the prepaid hedging fees recognised under A-GAAP must be reversed under US GAAP. Amounts prepaid under derivative contracts are included in the determination of market value, which is recorded on the statement of financial position with changes recorded in the statement of financial performance

(n)	Change in functional currency for US GAAP

The consolidated entity first reported US GAAP in connection with the issue of public bonds in the United States of America in 1998. At that time, the consolidated entity was an Australia public company with a predominantly Australian shareholder base, and used Australian dollars (“A$”) as the reporting currency for A-GAAP. Consequently, A$ was adopted as the functional currency for US GAAP.

On 15 February 2002, the consolidated entity’s parent entity, Newmont Australia Limited (formerly Normandy Mining Limited) was acquired by Newmont Mining Corporation (“Newmont”), a US public gold mining company with a majority of US shareholders. Newmont adopts the US dollars as the functional currency for each of its international subsidiaries.

With the consolidated entity’s sales price for gold moving in direct correlation with the US dollar gold price, and a combination of US dollars and A$ costs, necessitated a change in functional currency for the consolidated entity to the US dollars.

As the A$ is still used as the reporting currency for A GAAP, the reconciling adjustment to US GAAP reflects the impact of recording transactions denominated in A$ or other currencies in US dollars at the prevailing exchange rate at the time they occur.

(o)	Other GAAP differences

Other significant differences between A-GAAP and US GAAP that were considered but did not result in an adjustment include:

Deferred income taxes

Under A-GAAP, timing differences are recorded in the balance sheet as deferred tax assets and liabilities using the liability method of tax effect accounting. Future income tax benefits relating to carry forward tax losses are not recorded as an asset unless the benefit is “virtually certain” of being realised. Realisation of benefits relating to other timing differences must be “beyond reasonable doubt” before they may be booked.

Under US GAAP, income taxes are accounted for under the asset and liability method of accounting. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to all differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Valuation allowances are established when it is “more likely than not” that some or all of the deferred tax assets will not be realised.

The aforementioned differences in deferred tax recognition methodologies did not result in a measurement difference as applied to the consolidated entity. As such, no adjustment is required.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(o)	Other GAAP differences (cont’d)

Listed shares

Under A-GAAP, the listed shares are valued at the lower of cost or recoverable amount. Each reporting period, the recoverable amount is assessed. An impairment loss is recorded when the future discounted net cash flows expected to be generated by the investment are less than the carrying amount of the listed shares.

Under US GAAP, the listed shares would be classified as available-for-sale. Available-for-sale securities are reported at fair value based on quoted market prices with unrealised gains and losses excluded from earnings and reported, net of tax, in accumulated other comprehensive income until realised. Declines in market value for a period of six to nine months or more judged to be other than temporary are recognised in earnings.

No adjustment has been recognised for the difference in accounting of listed shares, as the movement in the market value of the listed shares is not considered material for the periods presented.

Deferred financing costs

Under A-GAAP, the ancillary costs incurred in connection with the US$300 million Notes are deferred and amortised on a straight-line basis over the 10-year period of the borrowing.

US GAAP requires the use of the effective interest method to amortise such costs, except if the results of an alternative method, such as the straight-line method, do not differ materially from the results obtained from using the effective interest method. As the impact of the difference in using the straight-line method versus the effective interest method is not material for all periods presented, no adjustment has been recognised for this difference in accounting.

Joint ventures and joint arrangements

Under A-GAAP, proportional consolidation of all assets and liabilities have been incorporated in the financial statements under the appropriate headings.

Under US GAAP, all investments classified as joint ventures, as described under the heading “Interest in Joint Venture Operations” in Note 34 are proportionately accounted for in accordance with Emerging Issues Task Force Opinion (“EITF”) 00-01 Investor Balance Sheet and Income Statement Display under the Equity Method for Investment in Certain Partnerships and Other Ventures. Under this EITF, the investors displaying investments in separate unincorporated legal entities (that is, they do not own an undivided interest) account for using the equity method to accounting on a proportionate gross basis. Under that practice, the investors presents its proportionate share of the investee’s expenses in each major expense caption of the investor’s statement of financial performance and also present its proportionate share of the investee’s assets and liabilities separately in each major asset and liability caption of the investor’s statement of financial position.

The presentation under both GAAP’s is the same, therefore no adjustment has been recognised.

(p)	Consolidated statements of cash flows

The presentation of the consolidated statements of cash flows in accordance with A-GAAP differs from that required in accordance with SFAS No. 95: Statement of Cash Flows (“SFAS 95”) under US GAAP as follows:

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

•	Under A-GAAP, gold bullion is classified as a component of cash in the statement of cash flows. Under US GAAP, gold bullion is considered to be a component of inventory with the net change presented in cash flows from operating activities.

•	Under A-GAAP, deposits repaid as security for bank guarantees are classified as a component of cash flows from investing activities. Under US GAAP, the gross activity in such deposits is classified as a component of cash flows from financing activities.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(p)	Consolidated statements of cash flows (cont’d)

Following is a reconciliation of the consolidated statements of cash flows had the statements been prepared using the presentation requirements of SFAS 95 (A-GAAP measurement principles have been adopted):

	Consolidated
	2002 A$’000	2001 A$’000	2000 A$’000
Net cash inflow from operating activities, as reported	57,916	134,525	119,472
Add: (Increase)/decrease in inventories	(1,645)	(2,094)	24,637
Add: Payments for exploration and evaluation	(14,759)	(15,868)	(28,206)

Net cash inflow from operating activities, as adjusted	41,512	116,563	115,903

Net cash outflow from investing activities, as reported	(54,622)	(38,115)	(90,206)
Less: Deposits paid – security for bank guarantees	—	—	1,969
Less: Deposits repaid – security for bank guarantees	—	(15,910)	—
Less: Payments for exploration and evaluation	14,759	15,868	28,206

Net cash inflow from investing activities, as adjusted	(39,863)	(38,157)	(60,031)

Net cash outflow from financing activities, as reported	(1,488)	(1,244)	(61,701)
Add: Deposits paid – security for bank guarantees	—	—	(1,969)
Add: Deposits repaid – security for bank guarantees	—	15,910	—
Net cash inflow from financing activities, as adjusted	(1,488)	14,666	(63,670)

Net increase (decrease)/increase in cash, as adjusted	(683)	93,072	(7,798)

Cash and cash equivalents at beginning of financial year, as reported	104,672	9,506	41,941
Less: Gold bullion	(7,607)	(5,513)	(30,150)

Cash and cash equivalents at beginning of financial year, as adjusted	97,065	3,993	11,791

Cash and cash equivalents at end of financial year, as reported	106,478	104,672	9,506
Less: Gold bullion	(9,252)	(7,607)	(5,513)

Cash and cash equivalents at end of financial year, as adjusted	97,226	97,065	3,993

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

37.	RECONCILIATION TO US GAAP (CONT’D)

(q)	Other classification differences

Consolidated statements of financial performance

Under A-GAAP, the proceeds on sale of investments are reported as revenue from non-operating activities and the book value of investments sold is reported as an expense.

Under US GAAP, only the net gain (loss) on sale of investments is reported in non-operating income (expense).

Under A-GAAP, the proceeds on sale of property, plant and equipment are reported as revenue from non-operating activities and the book value of assets sold is reported as an expense.

Under US GAAP, only the net gain (loss) on sale of property, plant and equipment is reported in operating income (expense).

Under A-GAAP, the proceeds on sale of controlled entities are reported as revenue from non-operating activities and the book value of controlled entities sold is reported as an expense.

Under US GAAP, only the net gain (loss) on sale of controlled entities is reported in non-operating income (expense).

Under A-GAAP, borrowing costs are reported as a component of profit (loss) from ordinary activities.

Under US GAAP, borrowing costs are reported as a component of non-operating income (expense).

Under A-GAAP, interest income is reported as other revenue from ordinary activities.

Under US GAAP, interest income is reported as a component of non-operating income (expense).

Consolidated statements of financial position

Under A-GAAP, all deferred tax balances are classified as non-current.

Under US GAAP, deferred tax assets and liabilities are classified as current or non-current based on the classification of assets and liabilities to which timing differences relate, or anticipated timing of reversal if they are not associated with any balance sheet items.

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

38.	RESTATEMENT

Subsequent to the issuance of the consolidated entity’s 2001 consolidated financial statements and the filing of its 2001 Annual Report on Form 20-F with the SEC, management determined that certain errors had been made in the reconciliation to US GAAP (Note 37). As a result, the reconciliation to US GAAP as of and for the year ended 30 June 2001 and related narrative have been restated to reflect the following changes:

(a)	Amortisation and depreciation

The previously reported adjustment of $6.0 million for amortisation and depreciation (Note 37(a)) in the reconciliation to US GAAP for the year ended 30 June 2001 was mathematically incorrect. The adjustment should have been $15.2 million and has been modified accordingly.

(b)	Incurred exploration and evaluation – reversal of amortisation

The previously reported adjustment of $15.2 million for incurred exploration and evaluation – reversal of amortisation (Note 37(b)) in the reconciliation to US GAAP for the year ended 30 June 2001 was mathematically incorrect. The adjustment should have been $3.6 million and has been modified accordingly

(c)	Impairment of long-lived assets – reversal of impairment

Under A-GAAP, the recoverable amount of non-current assets including property, plant and equipment is assessed each reporting period. An impairment is recorded when the future discounted net cash flows expected to be generated by the asset are less than the carrying amount of the asset.

Under US GAAP, long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of such assets is measured by a comparison of the US GAAP carrying amount of the asset to the future undiscounted net cash flows expected to be generated from the assets’ use at the lowest level at which identifiable cash flows are generated. Generally, all assets at a particular mine are used to generate cash flows. Future cash flows include estimates of recoverable ounces, gold prices (considering historical and current prices, price trends and related factors), production levels, capital and reclamation costs, all based on detailed engineering mine plans. When the cash flow analysis indicates an asset is impaired the impairment loss recognised is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined by discounted cash flows.

Previously, no adjustment had been recognised for the differences in impairment evaluation and recognition methodologies. Upon further review of the methodology used in the impairment analysis performed in accordance with SFAS 121: Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of under US GAAP, management determined that cash flows from derivatives instruments accounted for under SFAS 133 had been incorrectly included in the calculations at certain operations. US GAAP precludes the use of cash flows from derivative instruments accounted for under SFAS 133, since these cash flows are already reflected in the statement of financial position. The impairment analysis was recalculated at these operations assuming a gold price of $580 (US$300 and closing Australian/US dollar exchange rate of $0.51 at 30 June 2001). As a result, an impairment loss of $30 million, which had been recorded for the Bronzewing operation under A-GAAP, was not required under US GAAP. Accordingly, the reconciliation has been adjusted for this error

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

38.	RESTATEMENT (CONT’D)

The effect of the restatement is shown in the tables below:

			Consolidated A$’000 2001
Net loss, as previously reported under US GAAP			(240,531)
Impact of restatement for:
Amortisation and depreciation	(a	)	9,145
Incurred exploration and evaluation expenditure – reversal of amortisation	(b	)	(11,587)
Impairment of long-lived assets – reversal of impairment	(c	)	30,000

Net loss, as restated under US GAAP			(212,973)

Total deficit, as previously reported under US GAAP			(290,789)
Impact of restatement for:
Amortisation and depreciation	(a	)	9,145
Incurred exploration and evaluation expenditure – reversal of amortisation	(b	)	(11,587)
Impairment of long-lived assets – reversal of impairment	(c	)	30,000

Total deficit, as restated under US GAAP			(263,231)

Newmont Yandal Operations Limited

Notes to the Financial Statements

for the Year Ended 30 June 2002

38.	RESTATEMENT (CONT’D)

The principal effects of these items on the reconciliation to US GAAP are set forth below:

			Consolidated A$’000 2001
			As previously reported	As restated
Net loss in accordance with A-GAAP			(76,142)	(76,142)
US GAAP adjustments:
Amortisation and depreciation	(a	)	6,044	15,189
Incurred exploration and evaluation – expense			(1,041)	(1,041)
Incurred exploration and evaluation expenditure – reversal of amortisation	(b	)	15,189	3,602
Gold bullion			(1,091)	(1,091)
Provision for mine completion costs – reversal of change in estimate			14,000	14,000
Provision for mine completion costs – prospective recognition of change in estimate			(7,743)	(7,743)
Derivative financial instruments and hedging activities – SFAS 133			(171,348)	(171,348)
Capitalisation of borrowing costs			155	155
Amortisation of capitalised borrowing costs			(562)	(562)
Provision for redundancy and restructuring			(3,000)	(3,000)
Business interruption insurance claim			(7,100)	(7,100)
Impairment of long-lived assets – reversal of impairment	(c	)	—	30,000
Deferred tax effect of US GAAP adjustments			(7,892)	(7,892)

Net loss in accordance with US GAAP			(240,531)	(212,973)

Total equity in accordance with A-GAAP			88,605	88,605
US GAAP adjustments:
Amortisation and depreciation	(a	)	(18,804)	(9,659)
Incurred exploration and evaluation – expense			(29,859)	(29,859)
Incurred exploration and evaluation expenditure – reversal of amortisation	(b	)	15,189	3,602
Gold bullion			(1,091)	(1,091)
Provision for mine completion costs – reversal of change in estimate			36,700	36,700
Provision for mine completion costs – prospective recognition of change in estimate			(7,743)	(7,743)
Derivative financial instruments and hedging activities – SFAS 133			(370,017)	(370,017)
Capitalisation of borrowing costs			4,652	4,652
Amortisation of capitalised borrowing costs			(1,321)	(1,321)
Business interruption insurance claim			(7,100)	(7,100)
Impairment of long-lived assets – reversal of impairment	(c	)	—	30,000

Total deficit in accordance with US GAAP			(290,789)	(263,231)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Newmont Yandal Operations Limited

In our opinion, the accompanying consolidated statements of financial positions and the related consolidated statements of financial performance, cash flows and shareholders’ equity present fairly, in all material respects, the financial position of Newmont Yandal Operations Limited (formerly Normandy Yandal Operations Limited) (“the Company”) at 30 June 2002, and the results of its operations and its cash flows for the one year period ended 30 June 2002 in conformity with accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in Australia and in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Accounting principles generally accepted in Australia differ in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the consolidated shareholders’ equity as of 30 June 2002 and the consolidated financial performance for the one year period ended 30 June 2002 to the extent summarized in Note 37 to the consolidated financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of the Company as of 30 June 2001 and 2000 and for the two years then ended were audited by other independent accountants whose reports are dated 23 October 2001, except for Notes 37 and 38 as to which the date is 8 January 2003 and 13 September 2000, except for Note 37 as to which the date is 13 February 2002, respectively, expressed as unqualified opinions on those statements.

PricewaterhouseCoopers

Chartered Accountants

Adelaide, South Australia, Australia

3 April 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Newmont Yandal Operations Limited

We have audited the accompanying consolidated statement of financial position of Newmont Yandal Operations Limited (formerly Normandy Yandal Operations Limited) and its controlled entities as of 30 June 2001, and the related consolidated statements of financial performance, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Australia and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newmont Yandal Operations Limited (formerly Normandy Yandal Operations Limited) and its controlled entities as of 30 June 2001, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia differ in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss for the year ended 30 June 2001 and the determination of total equity as of 30 June 2001, to the extent summarised in Note 37 to the consolidated financial statements.

As discussed in Note 38 to the consolidated financial statements, the reconciliation to US GAAP as of and for the year ended 30 June 2001 in Note 37 has been restated.

DELOITTE TOUCHE TOHMATSU

Chartered Accountants

Adelaide, South Australia, Australia

26 October 2001, except for Notes 37 and 38

as to which the date is 8 January 2003

The liability of Deloitte Touche Tohmatsu, is limited by, and to the extent of, the Accountants’ Scheme under the Professional Standards Act 1994 (NSW)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Newmont Yandal Operations Limited

We have audited the accompanying consolidated statement of financial performance, shareholders’ equity and cash flows of Newmont Yandal Operations Limited (formerly Normandy Yandal Operations Limited) and its controlled entities for the year ended 30 June 2000. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Australia and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated result of operations and cash flows of Newmont Yandal Operations Limited (formerly Normandy Yandal Operations Limited) and its controlled entities for the year ended 30 June 2000, in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia differ in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss for the year ended 30 June 2000, to the extent summarised in Note 37 to the consolidated financial statements.

PKF

Chartered Accountants

A Victorian Partnership

Melbourne, Victoria, Australia

13 September 2000, except for Note 37

as to which the date is 13 February 2002